Exhibit 99.1

                    AMERICAN PHYSICIANS SERVICE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

                                Certification of
                             Chief Executive Officer
                   of American Physicians Service Group, Inc.


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-KSB (the "Form 10-KSB") for the year ended December 31, 2002 of American Physicians Service Group, Inc., a Texas corporation (the "Issuer").

      I, Kenneth S. Shifrin, the Chief Executive Officer of Issuer certify that to the best of my knowledge:

         (i) the Form 10-KSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

      Dated:  March 31, 2003.

                          /s/ Kenneth S. Shifrin
                          ------------------------------
                          Kenneth S. Shifrin
                          Chairman of the Board and Chief Executive Officer

                          American Physicians Service Group, Inc.



Subscribed and sworn to before me this 31st day of March 2003.



Name:    /s/ Nancy M. Nelson
         ---------------------
         Nancy M. Nelson

Title: Notary Public

My commission expires:
August 1, 2003